Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES EXIT FROM MORTGAGE BANKING BUSINESS

     Riverside, Calif. – February 4, 2019 – Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced that the Board of Directors determined that it was in the long-term best interests of the Company to discontinue the operations of its mortgage banking segment conducted through Provident Bank Mortgage ("PBM"), a division of the Bank.
     This decision was reached after an analysis of current economic conditions and the current operating environment for the highly competitive mortgage banking business, including the significant decline in loan origination volume.  The Company had been pursuing a strategy of improving the profitability of its mortgage banking business by reducing operating expenses commensurate with the significant decline in loan origination volume while maintaining loan sale margins and prudent underwriting standards.  However, based on the operating environment and market conditions for the foreseeable future, the Company determined that it would be unable to successfully execute that strategy within a reasonable period of time.
     The Company plans to continue to originate single-family mortgage loans for retention on its balance sheet, both within its market area, the Inland Empire region of Southern California and other locations in California.  Also, the Company will continue to purchase these loans consistent with its historical activity.  Upon termination of PBM's mortgage banking operations, PBM will no longer be reported as a segment of the Company.  The Company currently estimates that PBM's mortgage banking operations will end on or before June 30, 2019 and expects that the headcount in the Company will decrease by approximately 122 full time equivalent employees by that date.
     "This decision was incredibly difficult," said Craig G. Blunden, Chairman and Chief Executive Officer.  "We have been in the mortgage banking business for many years and have weathered unfavorable mortgage banking environments in the past.  Unfortunately, the current poor operating environment is coupled with fundamental changes in the mortgage banking industry such as more burdensome regulations, required investments in expensive technology, fierce competition, and razor thin profitability, to name a few.  We no longer believe we can effectively compete in the business while still generating acceptable risk adjusted returns," Mr. Blunden concluded.
     Mr. Blunden continued, "We are strengthening our focus on improving our community banking operations by increasing single-family mortgage loans and higher yielding loans such as multi-family, commercial real estate, construction, and commercial business loans held for investment.  In addition, we will continue to seek to grow our low-cost deposits to improve our core revenue through a higher net interest margin and ultimately, coupled with growth, an increase in net interest income."
     As a result of this action, the Company estimates that it will incur one-time costs of approximately $3.6 million to $4.0 million during the remainder of fiscal

2019, which amounts include costs for severance, retention, personnel, premises, occupancy, depreciation, and costs related to termination of data processing and other contractual arrangements. The estimated fully phased in quarterly impact of exiting the mortgage banking business in fiscal 2020 will be to increase the pre-tax income of the Company by approximately $1.2 million per quarter in comparison to the second quarter of fiscal 2019. Further details regarding the financial implications of this decision can be found in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2019.
Safe-Harbor Statement

When used in this news release and in other documents filed or furnished with the Securities and Exchange Commission, in news releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "guidance," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, financial projections or other financial items.

This news release contains statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from historical performance and those anticipated in these forward-looking statements. Important factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to the following: the possibility that the actual costs incurred from our exiting the mortgage banking business will be materially different from the estimated costs provided in this report, and the possibility that the actual changes in net interest income from the mortgage banking segment, mortgage origination revenue from the mortgage banking segment, mortgage servicing revenue from the mortgage banking segment, and non-interest expense from the mortgage banking segment resulting from our exiting the mortgage banking business will be materially different from the estimated changes provided in this report; the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced, both before and after the discontinuation of the mortgage banking business; changes in the level and trend of loan delinquencies and charge-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the residential and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our reserve; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of the Company by the Board of Governors of the Federal Reserve System or of the Bank by the Office of the Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to enter into a formal enforcement action or to increase our allowance for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements and restrictions on us, any of which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules, including as a result of Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common stock; adverse changes in the securities markets; the inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; war or terrorist activities; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in this report and in the Company's other reports filed with or furnished to the SEC.

These developments could have an adverse impact on our financial position and our results of operations. Forward-looking statements are based upon management's beliefs and assumptions at the time they are made.  We undertake no obligation to publicly update or revise any forward-looking statements included in this document or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not put undue reliance on any forward-looking statements.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer